UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2005

MOD-PAC CORP.
(Exact name of registrant as specified in its charter)

NEW YORK	0-50063	16-0957153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Elmwood Avenue Way, Buffalo, New York		14207
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (716) 873-0640

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below)

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.

        On May 9, 2005, MOD-PAC CORP. (the "Company") entered into a separation agreement (the "Separation Agreement") with C. Anthony Rider, the Company's Vice President-Finance and Chief Financial Officer.  Mr. Rider voluntarily resigned from the Company effective May 6, 2005 to pursue personal interests.  Pursuant to the terms of the Separation Agreement, Mr. Rider will receive, among other things, severance payments in the aggregate sum of approximately $200,000, payable in 52 equal, weekly payments.  Mr. Rider has agreed to release any claims he may have against the Company.  A copy of the Separation Agreement is attached hereto as exhibit 10.1 and is incorporated herein by reference.

        A copy of the press release announcing Mr. Rider's resignation is attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        The discussion in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c). Exhibits.

Exhibit Number	Description

10.1	Separation Agreement

99.1	Press Release of MOD-PAC CORP. dated May 6, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOD-PAC CORP.

Date:	May 10, 2005	By:	/S/ DANIEL G. KEANE
Daniel G. Keane
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

10.1	Separation Agreement

99.1	Press Release of MOD-PAC CORP. dated May 6, 2005